Exhibit 99.1

MCG Capital Corporation 1100 Wilson Boulevard Suite 3000 Arlington, VA 22209 (703) 247-7500 (703) 247-7505 (FAX) MCGCapital.com	PRESS RELEASE Contact: Michael McDonnell (703) 247-7500 MMcdonnell@MCGCapital.com
FOR IMMEDIATE RELEASE

MCG Capital Corporation Reports Fourth Quarter and Annual 2007 Results

ARLINGTON, VA – February 26, 2008 – MCG Capital Corporation (Nasdaq: MCGC) announced today its results for the fourth quarter and year ended December 31, 2007. MCG will host an investment community conference call tomorrow at 10:00 a.m. ET.

Highlights

(dollars in millions except per share amounts)	Three Months ended December 31,		% change	Year ended December 31,		% change
	2006	2007		2006	2007
Revenue	$40.6	$49.7	+22%	$154.4	$187.1	+21%
Distributable net operating income (DNOI)	$24.9	$31.0	+24%	$87.1	$110.9	+27%
Net operating income (NOI)	$23.9	$29.1	+22%	$83.6	$101.9	+22%
Net income (loss)	$29.5	$(4.9)	-117%	$100.9	$86.6	-14%
DNOI/share	$0.44	$0.48	+9%	$1.61	$1.81	+12%
NOI/share	$0.42	$0.45	+7%	$1.54	$1.66	+8%
EPS	$0.52	$(0.08)	-115%	$1.86	$1.41	-24%
Dividends/share	$0.42	$0.44	+5%	$1.68	$1.76	+5%
Gross originations and advances	$128.0	$165.6	+29%	$544.7	$675.5	+24%
Total investment portfolio at fair value at December 31				$1,257.6	$1,555.9	+24%
Net increase in investment portfolio	$50.4	$30.6		$160.0	$298.3

Dividend Declaration

MCG also announced today that its board of directors has declared a first quarter 2008 dividend of $0.44 per share. The dividend is payable as follows:

Record date: March 12, 2008

Payable date: April 29, 2008

Conference Call/Webcast/Replay

MCG will host an investment community conference call tomorrow, Wednesday, February 27th at 10:00 a.m. ET. Slides and financial information reviewed in the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

Conference Call:	Tomorrow – Wednesday, February 27, 2008 at 10:00 a.m. ET
Dial-in Number:	888/254-3609 or 913/312-0390 for international callers (no access code required)
Live Webcast /Replay:	http://investor.mcgcapital.com
Call Replay:	888/203-1112 or 719/457-0820 for international callers – replay pass code #4270636, through March 5, 2008

MCG Capital Corporation

Press Release

February 26, 2008

MCG Capital Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)

	December 31, 2007	December 31, 2006
	(unaudited)
Assets
Cash and cash equivalents	$23,297	$21,691
Cash, securitization accounts	37,003	15,931
Cash, restricted	4,010	2,587
Investments at fair value
Non-affiliate investments (cost of $681,086 and $595,885, respectively)	712,828	621,582
Affiliate investments (cost of $71,335 and $105,553, respectively)	78,420	109,890
Control investments (cost of $822,787 and $541,267, respectively)	764,649	526,140

Total investments (cost of $1,575,208 and $1,242,705, respectively)	1,555,897	1,257,612
Unearned income on commercial loans	(10,903)	(9,539)

Total investments net of unearned income	1,544,994	1,248,073
Interest receivable	11,272	10,451
Other assets	17,005	20,535

Total assets	$1,637,581	$1,319,268

Liabilities
Borrowings (maturing within one year of $288,435 and $167,983, respectively)	$751,035	$521,883
Interest payable	6,599	5,198
Dividends payable	28,858	24,652
Other liabilities	16,400	14,398

Total liabilities	802,892	566,131

Stockholders’ Equity
Preferred stock, par value $.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $.01, authorized 200,000 shares on December 31, 2007 and 2006, 65,587 issued and outstanding on December 31, 2007 and 58,694 issued and outstanding on December 31, 2006	656	587
Paid-in capital	933,274	828,795
Undistributed (distributions in excess of) earnings:
Paid-in capital	(84,070)	(78,072)
Other	4,704	(12,365)
Net unrealized (depreciation) appreciation on investments	(19,311)	14,907
Stockholder loans	(564)	(715)

Total stockholders’ equity	834,689	753,137

Total liabilities and stockholders’ equity	$1,637,581	$1,319,268

Net asset value per common share at period end	$12.73	$12.83

Note: Certain prior period information has been reclassified to conform to current year presentation

MCG Capital Corporation

Press Release

February 26, 2008

MCG Capital Corporation

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$22,386	$18,126	$82,229	$80,846
Affiliate investments (5% to 25% owned)	3,619	3,229	13,453	10,368
Control investments (more than 25% owned)	21,202	17,238	81,187	47,631

Total interest and dividend income	47,207	38,593	176,869	138,845
Advisory fees and other income
Non-affiliate investments (less than 5% owned)	1,360	909	4,819	7,257
Affiliate investments (5% to 25% owned)	—	135	107	1,901
Control investments (more than 25% owned)	1,140	985	5,324	6,390

Total advisory fees and other income	2,500	2,029	10,250	15,548

Total revenue	49,707	40,622	187,119	154,393

Operating expenses
Interest expense	11,584	8,825	43,119	36,240
Employee compensation:
Salaries and benefits	3,748	4,109	21,800	21,318
Amortization of employee restricted stock awards	1,898	955	9,024	3,470

Total employee compensation	5,646	5,064	30,824	24,788
General and administrative expense	3,347	2,802	11,258	9,721

Total operating expenses	20,577	16,691	85,201	70,749

Net operating income before investment gains and losses and income tax provision (benefit)	29,130	23,931	101,918	83,644

Net realized gains (losses) on investments
Non-affiliate investments (less than 5% owned)	(1,471)	926	7,037	1,619
Affiliate investments (5% to 25% owned)	7,522	—	7,522	9
Control investments (more than 25% owned)	(373)	(11,066)	7,191	(16,215)

Total net realized gains (losses) on investments	5,678	(10,140)	21,750	(14,587)
Net unrealized appreciation (depreciation) on investments
Non-affiliate investments (less than 5% owned)	1,587	5,059	2,202	13,778
Affiliate investments (5% to 25% owned)	(5,849)	2,725	2,860	4,226
Control investments (more than 25% owned)	(35,901)	7,089	(39,699)	16,600

Total net unrealized appreciation (depreciation) on investments	(40,163)	14,873	(34,637)	34,604

Net investment (losses) gains before income tax provision (benefit)	(34,485)	4,733	(12,887)	20,017
Income tax provision (benefit)	(472)	(857)	2,395	2,712

Net income (loss)	$(4,883)	$29,521	$86,636	$100,949

Earnings (loss) per common share basic and diluted	$(0.08)	$0.52	$1.41	$1.86
Cash distributions declared per common share	$0.44	$0.42	$1.76	$1.68
Weighted average common shares outstanding	64,472	57,166	61,310	54,227
Weighted average common shares outstanding and dilutive common stock equivalents	64,503	57,218	61,319	54,264

Note: Certain prior period information has been reclassified to conform to current year presentation

MCG Capital Corporation

Press Release

February 26, 2008

Portfolio Activity

The fair value of our investment portfolio totaled $1.556 billion at December 31, 2007 as compared to $1.525 billion at September 30, 2007. During the fourth quarter of 2007, we originated investments of $136.9 million in eleven portfolio companies (some of which were new customers and some of which were existing customers) and made advances of $9.8 million to existing portfolio companies. The originations of $136.9 million included $46.0 million of senior debt, $54.1 million of secured subordinated debt, $35.2 million of preferred equity and $1.6 million of common equity. The significant investment activity included:

•

$30.1 million, comprised of $13.0 million in secured subordinated debt and $17.1 million in preferred equity, to Avenue Broadband LLC, a cable services provider, to support its acquisition of cable systems in Indiana and Illinois.

•

$27.0 million, comprised of $26.0 million in senior debt and $1.0 million in common equity, to New England Precision Grinding Holdings, LLC, a specialty contract manufacturer for the medical industry, to support a private equity buyout of New England Precision Grinding, Inc.

•

$23.1 million, comprised of $17.5 million in secured subordinated debt, $5.0 million in preferred equity and $0.6 million in common equity, to G&L Investment Holdings, LLC., the largest outsourced provider of third-party claims estimations for workmen’s compensation insurance carriers, third-party benefits administrators, self-insured/self-administered funds and state workmen’s compensation funds, to support a private equity buyout of Gould & Lamb, LLC.

•

$21.2 million, comprised of $7.5 million in senior debt, $7.0 million in secured subordinated debt and $6.7 million in preferred equity, to Coastal Sunbelt, LLC, and affiliates, a leading distributor and processor of fresh produce in the Mid-Atlantic region, to support the purchase of L&M Produce Company.

Gross payments, reductions and sales of securities during the fourth quarter of 2007 of $100.7 million at cost were comprised of $63.7 million of senior debt, $15.5 million of secured subordinated debt, $5.3 million of unsecured subordinated debt, $4.9 million of preferred equity and $11.3 million of common equity. The significant payoff activity included:

•	$18.7 million in senior debt for Community Media Group, Inc. through a sale of the investment.

•

$12.4 million, comprised of $9.2 million in senior debt and $3.2 million in preferred equity, from GMC Television Broadcasting, LLC (“GMC”) in connection with the sale of certain real estate owned by GMC.

•	$11.6 million in secured subordinated debt from EAS Group, Inc through the sale of the company.

•	$10.5 million in common equity from On Target Media, LLC through the sale of the company. Previously unrealized gains of approximately $8.5 million were realized in connection with this transaction.

MCG Capital Corporation

Press Release

February 26, 2008

Net investment losses before income tax benefit was approximately ($34.5) million which are shown more fully below. The following table summarizes our net investment losses before income tax benefit:

(dollars in thousands) Portfolio Company	Industry	Type	Three Months Ended December 31, 2007
			Realized Gain/(Loss)	Unrealized Gain/(Loss)	Reversal of Unrealized (Gain)/Loss	Net Gain/(Loss)
LMS Intellibound Investors, LLC	Logistics	Control	$—	$8,352	$—	$8,352
JUPR Holdings, Inc.	Information Services	Control	—	2,671	—	2,671
Intran Media, LLC	Other Media	Control	—	1,716	—	1,716
Stratford Schools Holdings, Inc.	Education	Affiliate	—	1,715	—	1,715
Metropolitan Telecommunications Holding Company	Communications	Non-affiliate	—	1,112	—	1,112
iVerify, US Inc.	Communications	Affiliate	(1,022)	—	1,022	—
On Target Media, LLC	Other Media	Affiliate	8,544	—	(8,593)	(49)
Cornerstone Healthcare Group Holding, Inc.	Healthcare	Non-affiliate	(1,451)	—	1,216	(235)
Working Mother Media, Inc.	Publishing	Control	—	(1,359)	—	(1,359)
National Product Services, Inc.	Business Services	Control	—	(1,673)	—	(1,673)
Total Sleep Holdings, Inc.	Healthcare	Control	—	(1,913)	—	(1,913)
TNR Entertainment Corp	Entertainment	Control	—	(5,827)	—	(5,827)
Cleartel Communications, Inc.	Communications	Control	—	(38,853)	—	(38,853)
Other			(393)	157	94	(142)

Total			$5,678	$(33,902)	$(6,261)	$(34,485)

MCG Capital Corporation

Press Release

February 26, 2008

Cleartel Investment

Cleartel Communications, Inc. (“Cleartel”), one of our control investments, is a competitive local exchange carrier (“CLEC”) serving primarily residential customers. During the year ended December 31, 2007, we invested an additional $20.0 million into Cleartel in order to support their operations, of which $4.7 million was invested during the fourth quarter of 2007. In December 2007, we converted a portion of our subordinated debt investment in Cleartel into common stock . This debt to equity conversion did not result in any additional cash investments or repayments. We may elect to make additional investments in Cleartel in future periods to support its business initiatives. As of December 31, 2007, our investment in Cleartel is comprised of subordinated debt with a fair value of $26.2 million, preferred stock with a fair value of zero and 100% of the common stock of Cleartel with a fair value of zero. These fair values reflect unrealized depreciation recorded during 2007 of approximately $63.5 million, including $38.9 million recorded during the fourth quarter. At December 31, 2007, Cleartel represented approximately 1.7% of the fair value of our investments compared to 5.8% of the fair value of our investments at December 31, 2006.

Cleartel has made several acquisitions in recent years, including the acquisition of Supra Telecom (“Supra”), a Florida-based CLEC, during the fourth quarter of 2006. Cleartel achieved operating results during 2007 that were materially below expectations and has not met our expectations and projections with respect to the realization of synergies from its acquisitions, reductions in customer attrition and bad debts and the initiation and effective implementation of new marketing programs. During the third quarter of 2007, in connection with the completion of a re-evaluation of Cleartel’s multi-year business plan, it became evident that revenue levels in future periods will run at lower levels than previously anticipated and it will take longer than expected for Cleartel to achieve meaningful profitability. This was due in part to the fact that Cleartel has reduced some of its less profitable initiatives and in part to the impact of the customer attrition that occurred. Because we view revenue as a key component of value, we recorded an unrealized loss of $24.6 million on our Cleartel investment in the third quarter of 2007. During the fourth quarter of 2007, Cleartel continued to significantly underperform on these expectations, which resulted in a further reduction of forecasted revenue. As a result of Cleartel’s underperformance, we recorded an additional $38.9 million unrealized loss during the fourth quarter of 2007.

Since our Cleartel investment is a control investment and because Cleartel is not currently generating sufficient earnings to service its capital structure, all of our Cleartel debt investments were placed on non-accrual status during the first quarter of 2007 and remained on non-accrual status throughout 2007. This investment will remain on non-accrual status until the underlying financial results and cash flows of Cleartel improve. We cannot predict with certainty when any of our Cleartel investments will return to accrual status. At a minimum, we do not expect our Cleartel debt investment to return to accrual status in 2008. Our ability to recognize income from our investment in Cleartel in future periods and the fair value of our investment in Cleartel will be dependent on the financial and operational performance of Cleartel.

Broadview Investment

Broadview Networks Holdings, Inc. (“Broadview”), a CLEC serving primarily business customers, is our largest portfolio investment, in which we hold preferred stock with an aggregate fair value of $189.5 million at December 31, 2007. Our Broadview investment represented approximately 12.2% of the fair value of our total investments at December 31, 2007 compared to 12.7% of the fair value of our total investments at December 31, 2006. Additionally, our investment in Broadview accounted for $7.8 million and $29.8 million, or 15.6% and 15.9%, of our total revenue for the three months and year ended December 31, 2007, respectively, compared to $6.9 million and $22.3 million, or 16.9% and 14.5%, of our total revenue for the three months and year ended December 31, 2006, respectively.

Our investment in Broadview entitles us to total preferred claims of approximately $266.9 million, prior to any claims by common shareholders. We are also entitled to accumulating dividends on our preferred stock investment, which accumulate and compound quarterly at an annual rate of 12% on $266.9 million but are not payable in cash on a current basis. Because accumulating dividends are typically not considered as part of taxable income until they are received in cash, it is possible that our GAAP earnings may exceed our taxable earnings by a significant amount until such time as this investment is liquidated.

MCG Capital Corporation

Press Release

February 26, 2008

In December 2007, Broadview filed a registration statement on Form S-1 to register shares for an initial public offering (“IPO”) of equity securities. In the event that Broadview is successful with their IPO, we will be required to convert our yielding preferred stock, which represents an ownership interest of approximately 46% on an as-if converted basis, into non-yielding common stock. This would materially reduce our dividend income from historical levels. In connection with an IPO by Broadview, we may sell a portion of our investment in Broadview, which could result in a significant liquidity event for us.

Our ability to recognize income from our preferred stock investment in Broadview in future periods and the fair value of our preferred stock investment in Broadview will be dependent on the financial and operational performance of Broadview. In the event that the financial and operational performance of Broadview does not support the full recognition of income on our preferred stock investment, our dividend income could be materially reduced from historical levels.

Valuation

MCG’s board of directors is responsible for determining the fair value of our portfolio investments on a quarterly basis. As part of our process for determining the fair value of our portfolio of investments, we retained independent valuation firms to perform independent valuations on certain of our portfolio companies and review certain of our fair value determinations. The independent valuations and the reviews were considered by our board of directors in its determination of the fair value of our portfolio companies. We intend to continue to obtain independent valuations or reviews of our fair value determinations and to periodically update those valuations and reviews. The following table summarizes the independent valuations and reviews that have been performed from December 31, 2006 through December 31, 2007:

	Total Investments	Equity Investments
% of portfolio value as of December 31, 2007 for which independent valuations or reviews of our fair value determinations were obtained between December 31, 2006 and December 31, 2007	81%	89%

% of portfolio value that is greater than one year old as of December 31, 2007 for which independent valuations or reviews of our fair value determinations were obtained between December 31, 2006 and December 31, 2007	94%	97%

% of loans on non-accrual status as of December 31, 2007 for which independent valuations or reviews of our fair value determinations were obtained between December 31, 2006 and December 31, 2007	56%	N/A

Current Market Conditions

The debt and equity capital markets in the United States have been severely impacted by significant write-offs in the financial services sector relating to subprime mortgages and the re-pricing of credit risk in the broadly syndicated market, among other things. These events, along with the deterioration of the housing market, have led to worsening general economic conditions, which have impacted the broader financial and credit markets and have reduced the availability of debt and equity capital for the market as a whole and financial firms in particular. The Company and other commercial finance companies have historically utilized the collateralized loan obligation (“CLO”) market to finance some of their investment activities. Due to the current dislocation of the CLO market, which we believe may continue for an extended period of time, we and other companies in the commercial finance sector will have to access alternative debt markets in order to grow. The debt capital that will be available will most likely be at a higher cost, and terms and conditions may be less favorable. This may result in slowing our origination activity during the early part of 2008.

MCG Capital Corporation

Press Release

February 26, 2008

In the event that the United States economy enters into an extended downturn or a recession, it is possible that the results of some of the middle market companies similar to those in which we invest could experience deterioration which could ultimately lead to difficulty in meeting debt service requirements and an increase in defaults. While we are not seeing signs of an overall broad deterioration in our portfolio at this time, there can be no assurance that the performance of certain of our portfolio companies will not be negatively impacted by economic conditions, which could have a negative impact on our future results.

Liquidity and Capital Resources

As of December 31, 2007, our cash and cash equivalents totaled $23.3 million and our borrowings totaled $751.0 million. Of the $751.0 million in borrowings, approximately $136.4 million was outstanding under our 2006-2 warehouse facility with Merrill Lynch Capital Corporation, which was scheduled to expire on February 29, 2008. On February 12, 2008, this facility was amended to extend the maturity until August 31, 2008. As of the date of the amendment, approximately, $111.3 million was outstanding under this facility. Under the terms of the amendment, we are required to reduce the amount outstanding under this facility to not more than $82.5 million at April 21, 2008, not more than $55.0 million at May 31, 2008, and not more than $27.5 million outstanding at July 21, 2008, with the balance due on August 31, 2008. This warehouse was originally intended to be repaid with proceeds from a placement of debt in the CLO market. However, due to the severe dislocation which has occurred in the CLO market, we have determined that a CLO transaction is not possible at this time.

Our existing debt facilities provide sufficient borrowing capacity to meet our current operational needs, including the required reduction in borrowings under our 2006-2 warehouse facility; however, our outstanding balances under our other debt facilities will increase to higher levels than they otherwise would have absent these required borrowing reductions. As a result, we will have less remaining capacity under these facilities. We are currently working on a variety of initiatives to increase our overall borrowing capacity. While market conditions are challenging and pricing for debt capital is increasing, we remain confident that we will be successful in this regard; however, there can be no assurance that any of these initiatives will be successful.

In addition to our initiatives with respect to our borrowing facilities, we are working on a variety of initiatives to enhance our overall liquidity, including the sale of certain debt and equity investments and an equity offering. Such an offering could serve to increase the equity capital available for making additional investments. As a business development company, we are prohibited, absent approval from our stockholders, from issuing equity securities at a price below our net asset value per share (“NAV”). However, under the 1940 Act, we are permitted to conduct a rights offering of equity securities at a time when our stock is trading below NAV. As a result of our stock trading below NAV, we have not been able to access the equity markets, which has reduced our liquidity and ability to grow. On January 23, 2008, we filed a Registration Statement on Form N-2 with the Securities and Exchange Commission for a rights offering of equity securities. There can be no assurance that we will be able to complete a rights offering.

In addition, the company is in the process of enhancing its liquidity through the sale of debt securities and equity positions in certain portfolio companies, including potentially a portion of our investment in Broadview Networks Holdings, Inc. (“Broadview”), our largest investment, in connection with Broadview’s planned initial public offering in 2008. During the fourth quarter approximately $28.5 million of senior debt securities were sold to third parties. No gains or losses were realized on these sales.

The completion of some or all of these initiatives is expected to provide us with liquidity to be utilized throughout 2008 and potentially beyond. While we believe that some or all of these initiatives can be completed during the first half of 2008, there can be no assurance that we will be successful with any of these initiatives. In addition, we expect our origination activity to be slower during early 2008, until we are able to complete some or all of these initiatives. In the event that we are unsuccessful with these initiatives, our ability to originate new investments and continue quarterly distributions at current levels could be impacted.

MCG Capital Corporation

Press Release

February 26, 2008

Dividend Guidance

For 2008, MCG currently estimates that dividends will be at least $1.76 per share. This estimate takes into consideration our expectations for the performance of our business and estimates of distributable net operating income, capital gains, net income and taxable income for 2008.

Recent Developments

On January 8, 2008, MCG amended its Revolving Credit Facility with Bayerische Hypo-Und Vereinsbank, AG, New York Branch (“HVB”). Pursuant to this amendment, the aggregate revolving commitment under this credit facility was increased from $100.0 million to $130.0 million, and an additional lender was added to this facility. Chevy Chase Bank increased its commitment from $10.0 million to $15.0 million. HVB, Sovereign Bank and Royal Bank of Canada maintained their $50.0 million, $15.0 million and $25.0 million commitments, respectively. The additional $25.0 million was committed by SunTrust Bank.

On February 12, 2008, MCG entered into the second amendment to its Commercial Loan Trust 2006-2 warehouse credit facility with Merrill Lynch Capital Corp. Pursuant to the amendment, the maturity date for the facility was extended from February 29, 2008 through August 31, 2008. In addition, the amendment provides for the reduction of the outstanding amount under the facility, with not more than $82.5 million outstanding on April 21, 2008, not more than $55 million outstanding on May 31, 2008, and not more than $27.5 million outstanding on July 21, 2008, with the balance due on August 31, 2008. After February 29, 2008, the advance rate under the facility is reduced from 75% to 70% for non-senior loans but remains at 75% for senior loans, and the interest rate for advances increases from LIBOR plus 0.75% to LIBOR plus 1.5%. Additionally, MCG has paid a modification fee of $250,000 to Merrill Lynch Capital Corp. The amount outstanding under the facility as of December 31, 2007 was $136.4 million. As of February 7, 2008, MCG had $111.3 million outstanding under the facility.

MCG Capital Corporation

Press Release

February 26, 2008

Selected Financial Data

(dollars in thousands)

(unaudited)

	2006 Q4	2007 Q1	2007 Q2	2007 Q3	2007 Q4
Income statement:
Interest and dividend income	$38,593	$36,693	$47,573	$45,396	$47,207
Advisory fees and other income	2,029	3,449	2,615	1,686	2,500

Total revenue	40,622	40,142	50,188	47,082	49,707
Interest expense	8,825	9,145	10,502	11,888	11,584
Salaries & benefits	4,109	5,502	6,364	6,186	3,748
G & A	2,802	2,467	2,804	2,640	3,347

Distributable net operating income (DNOI)	24,886	23,028	30,518	26,368	31,028
Amortization of employee restricted stock awards	955	2,982	2,024	2,120	1,898

Net operating income before investment gains and losses and income tax provision (benefit)	23,931	20,046	28,494	24,248	29,130
Net investment gains and losses before income tax provision (benefit)	4,733	10,775	8,618	2,205	(34,485)
Income tax provision (benefit)	(857)	367	(934)	3,434	(472)

Net income (loss)	$29,521	$30,454	$38,046	$23,019	$(4,883)

Reconciliation of distributable net operating income (DNOI) to net operating income before investment gains and losses and income tax provision (benefit):
Net operating income before investment gains and losses and income tax provision (benefit)	$23,931	$20,046	$28,494	$24,248	$29,130
Amortization of employee restricted stock awards	955	2,982	2,024	2,120	1,898

DNOI	$24,886	$23,028	$30,518	$26,368	$31,028

DNOI per share-weighted average common shares outstanding (a)	$0.44	$0.40	$0.51	$0.42	$0.48
Per common share statistics:
Weighted average common shares outstanding	57,166	58,067	60,324	62,298	64,472
Net operating income before investment gains and losses and income tax provision (benefit) per common share - basic and diluted	$0.42	$0.35	$0.47	$0.39	$0.45
Earnings (loss) per common share - basic and diluted	0.52	0.52	0.63	0.37	(0.08)
Net asset value per common share - period end	12.83	12.79	13.23	13.22	12.73
Dividends declared per common share	0.42	0.44	0.44	0.44	0.44

(a)	DNOI is net operating income before investment gains and losses and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles (“GAAP”), adjusted for amortization of employee restricted stock awards. We view DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of our operating performance exclusive of employee restricted stock amortization, which represents an expense of the company but does not require settlement in cash. DNOI should not be considered as an alternative to net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in our consolidated financial statements, to help analyze how our business is performing.

MCG Capital Corporation

Press Release

February 26, 2008

Selected Financial Data

(dollars in thousands)

(unaudited)

	Year Ended December 31,
	2006	2007
Income statement:
Interest and dividend income	$138,845	$176,869
Advisory fees and other income	15,548	10,250

Total revenue	154,393	187,119
Interest expense	36,240	43,119
Salaries & benefits	21,318	21,800
G & A	9,721	11,258

Distributable net operating income (DNOI)	87,114	110,942
Amortization of employee restricted stock awards	3,470	9,024

Net operating income before investment gains and losses and income tax provision (benefit)	83,644	101,918
Net investment gains and losses before income tax provision (benefit)	20,017	(12,887)
Income tax provision (benefit)	2,712	2,395

Net income	$100,949	$86,636

Reconciliation of distributable net operating income (DNOI) to net operating income before investment gains and losses and income tax provision (benefit):
Net operating income before investment gains and losses and income tax provision (benefit)	$83,644	$101,918
Amortization of employee restricted stock awards	3,470	9,024

DNOI	$87,114	$110,942

DNOI per share-weighted average common shares outstanding (b)	$1.61	$1.81
Per common share statistics:
Weighted average common shares outstanding	54,227	61,310
Net operating income before investment gains and losses and income tax provision (benefit) per common share - basic and diluted	$1.54	$1.66
Earnings per common share - basic and diluted	1.86	1.41
Net asset value per common share - period end	12.83	12.73
Dividends declared per common share	1.68	1.76

(b)	DNOI is net operating income before investment gains and losses and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles (“GAAP”), adjusted for amortization of employee restricted stock awards. We view DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of our operating performance exclusive of employee restricted stock amortization, which represents an expense of the company but does not require settlement in cash. DNOI should not be considered as an alternative to net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in our consolidated financial statements, to help analyze how our business is performing.

MCG Capital Corporation

Press Release

February 26, 2008

Selected Financial Data

(dollars in thousands)

(unaudited)

	2006 Q4	2007 Q1	2007 Q2	2007 Q3	2007 Q4
Average quarterly loan portfolio - fair value	$898,226	$916,826	$1,010,238	$1,067,638	$1,091,728
Average quarterly total investment portfolio - fair value	1,224,725	1,275,280	1,414,114	1,495,130	1,573,786
Average quarterly total assets	1,281,747	1,333,113	1,453,969	1,567,353	1,619,945
Average quarterly stockholders’ equity	729,222	750,058	782,558	816,242	850,370
Return on average total assets (trailing 12 months)
Net operating income before investment gains and losses and income tax provision (benefit)	6.84%	6.63%	7.02%	6.86%	6.82%
Net income	8.25%	8.39%	9.11%	8.66%	5.80%
Return on average equity (trailing 12 months)
Net operating income before investment gains and losses and income tax provision (benefit)	12.30%	11.80%	12.64%	12.57%	12.74%
Net income	14.84%	14.94%	16.41%	15.73%	10.83%
Yield on average loan portfolio at fair value
Average LIBOR	5.37%	5.36%	5.36%	5.45%	5.01%
Spread to average LIBOR on average yielding loan portfolio at fair value	7.85%	8.22%	8.29%	8.19%	8.34%

	13.22%	13.58%	13.65%	13.64%	13.35%
Impact of fee accelerations of unearned fees on paid/restructured loans	0.16%	0.20%	0.02%	0.20%	0.13%
Impact of previously unaccrued income	0.29%	0.00%	1.47%	0.00%	0.00%
Impact of non-accrual loans	(0.57%)	(1.68%)	(1.66%)	(1.66%)	(1.34%)

Total yield on average loan portfolio at fair value	13.10%	12.10%	13.48%	12.18%	12.14%

Cost of funds
Average LIBOR	5.37%	5.36%	5.36%	5.45%	5.01%
Spread to LIBOR excluding amortization of deferred debt issuance costs	1.11%	1.01%	1.04%	0.96%	1.08%
Impact of amortization of deferred debt issuance costs	0.29%	0.33%	0.20%	0.16%	0.22%

Total cost of funds	6.77%	6.70%	6.60%	6.57%	6.31%

Net interest margin	9.51%	8.64%	10.37%	8.77%	8.86%
Selected period end balance sheet statistics:
Total investment portfolio at fair value	$1,257,612	$1,352,432	$1,473,905	$1,525,325	$1,555,897
Total assets	1,319,268	1,409,997	1,573,123	1,579,386	1,637,581
Borrowings	521,883	606,102	701,065	659,780	751,035
Total equity	753,137	760,698	826,991	866,309	834,689
Cash, securitization accounts	15,931	20,866	34,260	20,325	37,003
Period end debt to period end equity	69.29%	79.68%	84.77%	76.16%	89.98%
Period end debt, net of cash, securitization accounts to period end equity	67.18%	76.93%	80.63%	73.81%	85.54%
Other statistics (at period end):
Number of portfolio companies	83	84	87	86	81
Number of employees	85	86	90	94	95
Loans on non-accrual as a percentage of total debt investments (fair value) (c)	3.89%	12.10%	10.67%	10.11%	6.58%
Loans past due greater than 90 days as a percentage of total debt investments (fair value)	2.41%	2.31%	0.22%	0.77%	0.00%

(c)	At December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007, the impact of Cleartel on loans on non-accrual as a percentage of total debt investment at fair value is 0.00%, 8.30%, 7.72%, 5.71% and 2.51% , respectively. The decrease in the impact of Cleartel on the non-accrual percentage reflects the unrealized depreciation recorded during 2007.

MCG Capital Corporation

Press Release

February 26, 2008

Selected Financial Data

(dollars in thousands)

(unaudited)

	2006 Q4	2007 Q1	2007 Q2	2007 Q3	2007 Q4
Investment rating: (d)
IR 1 total investments at fair value (e)	$785,317	$840,972	$937,470	$992,169	$1,113,825
IR 2 total investments at fair value	285,530	261,028	273,166	267,269	208,980
IR 3 total investments at fair value	158,223	224,390	233,464	176,441	181,822
IR 4 total investments at fair value	23,585	24,748	26,795	26,256	20,142
IR 5 total investments at fair value	4,957	1,294	3,010	63,190	31,128
IR 1 percentage of total portfolio	62.4%	62.2%	63.6%	65.1%	71.6%
IR 2 percentage of total portfolio	22.7%	19.3%	18.5%	17.5%	13.4%
IR 3 percentage of total portfolio	12.6%	16.6%	15.9%	11.6%	11.7%
IR 4 percentage of total portfolio	1.9%	1.8%	1.8%	1.7%	1.3%
IR 5 percentage of total portfolio	0.4%	0.1%	0.2%	4.1%	2.0%
New investments by security type
Secured senior debt	$37,083	$73,202	$101,544	$62,117	$51,432
Subordinated debt	72,751	70,691	38,978	48,885	63,491
Preferred equity	17,299	33,945	48,584	25,681	48,249
Common/Common equivalents equity	887	52	2,194	4,057	2,390

Total	$128,020	$177,890	$191,300	$140,740	$165,562

Exits and repayments by security type
Secured senior debt	$49,009	$31,114	$26,195	$70,599	$63,679
Subordinated debt	26,708	51,990	29,306	17,233	20,873
Preferred equity	753	2,484	11,460	70	4,902
Common/Common equivalents equity	5,835	8,225	11,503	2,977	11,263

Total	$82,305	$93,813	$78,464	$90,879	$100,717

Exits and repayments by transaction type
Scheduled principal amortization	$7,736	$5,487	$9,386	$17,897	$17,689
Senior loan sales	2,000	2,000	2,603	—	28,506
Principal prepayments	64,278	72,266	38,026	67,466	35,586
Payment of payment-in-kind interest and dividends	2,464	4,740	8,955	2,547	5,816
Sale of equity investments	5,827	9,320	19,494	2,969	13,120

Total	$82,305	$93,813	$78,464	$90,879	$100,717

(d)	MCG uses an investment rating system to characterize and monitor our expected level of returns on each investment in our portfolio. We use the following 1 to 5 investment rating scale:

1	Capital gain expected or realized
2	Full return of principal and interest or dividend expected with customer performing in accordance with plan
3	Full return of principal and interest or dividend expected but customer requires closer monitoring
4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment
5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment

(e)	At December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007, approximately $447,389, $465,960, $530,188, $551,097 and $627,358, respectively, of our investments with an investment rating of “1” were loans to companies in which we also hold equity securities or for which we have already realized a gain on our equity investment.

MCG Capital Corporation

Press Release

February 26, 2008

Selected Financial Data

(dollars in thousands)

(unaudited)

	2006 Q4	2007 Q1	2007 Q2	2007 Q3	2007 Q4
Composition of investments at period end, fair value
Secured senior debt	$389,721	$431,038	$505,142	$497,488	$484,368
Subordinated debt
Secured	494,992	514,073	539,826	521,499	528,082
Unsecured	24,666	25,478	12,087	37,453	32,502

Total debt	909,379	970,589	1,057,055	1,056,440	1,044,952

Preferred equity	285,150	326,567	357,928	401,273	447,229
Common/Common equivalents equity	63,083	55,276	58,922	67,612	63,716

Total equity	348,233	381,843	416,850	468,885	510,945

Total	$1,257,612	$1,352,432	$1,473,905	$1,525,325	$1,555,897

Percentage of investments at period end, fair value
Secured senior debt	31.0%	31.9%	34.3%	32.6%	31.1%
Subordinated debt
Secured	39.3%	38.0%	36.6%	34.2%	33.9%
Unsecured	2.0%	1.9%	0.8%	2.5%	2.1%

Total debt	72.3%	71.8%	71.7%	69.3%	67.1%

Preferred equity	22.7%	24.1%	24.3%	26.3%	28.8%
Common/Common equivalents equity	5.0%	4.1%	4.0%	4.4%	4.1%

Total equity	27.7%	28.2%	28.3%	30.7%	32.9%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

MCG Capital Corporation

Press Release

February 26, 2008

Selected Financial Data

(dollars in thousands)

(unaudited)

	Year Ended December 31,
	2006	2007
Average loan portfolio - fair value	$892,571	$1,022,213
Average total investment portfolio - fair value	1,128,723	1,440,548
Average total assets	1,223,655	1,494,583
Average stockholders’ equity	680,282	800,127
Return on average total assets
Net operating income before investment gains and losses and income tax provision (benefit)	6.84%	6.82%
Net income	8.25%	5.80%
Return on average equity
Net operating income before investment gains and losses and income tax provision (benefit)	12.30%	12.74%
Net income	14.84%	10.83%
Yield on average loan portfolio at fair value
Average LIBOR	5.20%	5.29%
Spread to average LIBOR on average loan portfolio at fair value	7.46%	8.35%

	12.66%	13.64%
Impact of fee accelerations of unearned fees on paid/restructured loans	0.33%	0.14%
Impact of previously unaccrued PIK income	0.30%	0.36%
Impact of non-accrual loans	(0.41%)	(1.67%)

Total yield on average loan portfolio at fair value	12.88%	12.47%

Cost of funds
Average LIBOR	5.20%	5.29%
Spread to LIBOR excluding amortization of deferred debt issuance costs	1.04%	1.02%
Impact of amortization of deferred debt issuance costs	0.80%	0.22%

Total cost of funds	7.04%	6.53%

Net interest margin	8.97%	9.16%

MCG Capital Corporation

Press Release

February 26, 2008

Selected Financial Data

(dollars in thousands)

(unaudited)

	Year Ended December 31,
	2006	2007
New investments by security type
Secured senior debt	$176,037	$288,295
Subordinated debt	256,697	222,045
Preferred equity	103,049	156,459
Common/Common equivalents equity	8,915	8,693

Total	$544,698	$675,492

Exits and repayments by security type
Secured senior debt	$307,448	$191,587
Subordinated debt	84,495	119,402
Preferred equity	1,956	18,916
Common/Common equivalents equity	10,578	33,968

Total	$404,477	$363,873

Exits and repayments by transaction type
Scheduled principal amortization	$35,922	$50,459
Senior loan sales	102,731	33,109
Principal prepayments	245,009	213,344
Payment of accrued payment-in-kind interest and dividends	10,262	22,058
Sale of equity investments	10,553	44,903

Total	$404,477	$363,873

About MCG Capital Corporation

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States. Our investment objective is to achieve current income and capital gains. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

Forward-looking Statements:

This press release contains forward-looking statements (i.e., statements that are not historical fact) describing the Company’s future plans and objectives. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission, including our Form 10-Ks, Form 10-Qs and Form 8-Ks. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. We undertake no obligation to update such statements to reflect subsequent events.